Exhibit 99.1

INVESTOR CONTACT

Rasmus van der Colff

Guidance Software, Inc.

626-768-4607

investorrelations@guidancesoftware.com

Guidance Software Reports 2014 Fourth Quarter and Full Year Financial Results

•	Q4 revenue of $28.2 million and non-GAAP EPS of $0.03 per share

•	FY 2014 revenue of $108.7 million and non-GAAP EPS of ($0.10) per share

•	237 new customers of enterprise products in Q4 and 961 new customers for the full year

•	Recognized as #1 market share leader for Endpoint Detection and Response by Gartner

PASADENA, Calif. – February 12, 2015 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the fourth quarter and full year ended December 31, 2014.

Fourth quarter 2014 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $28.2 million, compared to $28.0 million in the fourth quarter of 2013

•	Product revenue of $9.2 million, compared to $9.3 million in the fourth quarter of 2013

•	Services and maintenance revenue of $17.5 million, up from $16.6 million in the fourth quarter of 2013

•	Net loss of $3.1 million, or ($0.11) per share, compared to net loss of $3.4 million, or ($0.13) per share, in the fourth quarter of 2013

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles and realignment expenses, the Company reported a pre-tax net income of $0.9 million, or $0.03 per share, in the fourth quarter of 2014, compared to a non-GAAP pre-tax net loss of $1.9 million, or ($0.07) per share, in the fourth quarter of 2013.

“With changes to our executive management team, we started to address the headwinds and execution issues facing our company and are working diligently to enhance our mission and strategy to compete more effectively in today’s evolving marketplace,” said Barry Plaga, Interim Chief Executive Officer and current Chief Financial Officer. “We are building on our leadership positions in both computer forensics and e-discovery as well as capturing business in the broader cybersecurity market. In fact, we have become the clear leader in next-generation endpoint security. During the fourth quarter, Gartner named Guidance Software the 2013 market share leader for Endpoint Detection and Response (EDR). We are also focused on improving sales execution and marketing efficiency globally and are actively adding new senior members to our team with a goal to drive double-digit product revenue growth and bottom-line profitability.”

Mr. Plaga continued, “Importantly, we have built a strong foundation on which to generate success in 2015 and beyond. In 2014, our customer base expanded with 961 new customers of our enterprise products and cybersecurity revenues grew 30%. Given the current state of the industry and the failure of traditional anti-malware defenses to prevent data breaches, Guidance Software is in a strong position to provide the market with market leading cybersecurity products for continuous detection and response to advanced threats.”

Fourth Quarter 2014 Highlights and Noteworthy Events

•	In the fourth quarter, the Company added 133 new EnCase® Enterprise customers and 104 customers of EnCase® eDiscovery, EnCase® Cybersecurity and EnCase® Analytics. For the full year, the Company added 568 EnCase® Enterprise customers and 393 customers of EnCase® eDiscovery, EnCase® Cybersecurity and EnCase® Analytics.

•	Gartner named Guidance Software the 2013 market share leader for Endpoint Detection and Response (EDR) tools in its recent Competitive Landscape Report. The research examines critical EDR customer buying behaviors, solution use cases and technologies that product managers and marketing professionals must consider.

•	Jay Ackerman was named Chief Revenue Officer by Guidance Software. Ackerman provides leadership across sales, technical support, and professional services assisting the Company in accelerating the adoption of Guidance’s market-leading security solutions.

•	Guidance Software was selected to join the Box Trust ecosystem of partners. Guidance’s eDiscovery software enables Box enterprise customers to securely search, collect and preserve electronically stored information (ESI), while responding to litigation, arbitration, and internal or regulatory investigations.

•	EnCase now integrates seamlessly with Dropbox for Business allowing Dropbox customers to easily address their e-discovery requirements.

2015 Financial Outlook:

The Company’s guidance for the year ending December 31, 2015 is as follows:

•	Revenue is expected to be in the range of $108 million to $112 million.

•	Non-GAAP pre-tax earnings are expected to be approximately ($0.15) – ($0.08) per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 64883863, available from 8:00 p.m. Eastern time, February 12, 2015, through midnight Eastern Time, February 18, 2015.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in endpoint investigation solutions for security incident response and forensic analysis. Its EnCase® Enterprise platform, deployed on an estimated 25 million endpoints, is used by more than 70 percent of the Fortune 100, more than 45 percent of the Fortune 500, and numerous government agencies to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase Enterprise platform are market-leading cybersecurity, IT help desk, and electronic discovery solutions, EnCase® Cybersecurity, EnCase® Analytics, EnCase® Remote Recovery + and EnCase® eDiscovery. They empower organizations to conduct speedy and thorough security incident response, reveal previously hidden advanced persistent threats or malicious insider activity, recover lost files, perform sensitive data discovery for compliance purposes, and respond to litigation discovery requests. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™, LinkedReview™, EnPoint™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment, one-time realignment expenses and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes, one-time realignment expenses and gain on sale of intangible assets, amortization of intangibles, share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes one-time realignment expenses, amortization of intangibles, share-based compensation expense, gain on sale of the domain name and the income tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded items for purposes of evaluating the performance of the business; and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Share-based Compensation Expense. Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes share-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new share-based awards, including grants in connection with acquisitions. Investors should note that share-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Adjustment to Fair Value of Contingent Consideration Payable. Adjustment to fair value of contingent consideration payable reflects any adjustment to the fair value of the contingent consideration from the final purchase price allocation established as of February 21, 2012, which was the date the Company acquired CaseCentral. Guidance Software excludes adjustments to the fair value of contingent consideration from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such adjustments in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such adjustments can vary significantly between periods as a result of an increase or decrease in the probability of the achievement of various earn-out scenarios used to determine the fair value of the contingent consideration.

State Sales Tax Charges. The reduction in certain state sales tax charges is a reduction of a previous one-time charge for expenses accrued for sales taxes that may be due to a taxing authority. Guidance Software excludes the sales tax charge and adjustments to it from non-GAAP operating income and non-GAAP net income because it believes the amount of the expense in the specific period it occurred is a one-time charge and does not directly correlate to the underlying performance of Guidance Software’s business operations.

Gain on Sale of Domain Name. Gain on sale of domain name is a non-cash gain arising from the sale of a domain name in exchange for certain third party software licenses. Guidance Software excludes the gain on sale of domain name from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such income in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such income occurs infrequently and can vary significantly between periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that Guidance Software’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product revenue	$9,205	$9,250	$34,412	$34,203
Subscription revenue	1,507	2,143	7,406	10,345
Services and maintenance revenue	17,536	16,567	66,838	65,976

Total revenues	28,248	27,960	108,656	110,524

Cost of revenues:
Cost of product revenue	2,292	1,785	8,427	7,450
Cost of subscription revenue	994	1,025	4,574	4,314
Cost of services and maintenance revenue	5,811	5,795	23,005	25,756

Total cost of revenues	9,097	8,605	36,006	37,520

Gross profit	19,151	19,355	72,650	73,004

Operating expenses:
Selling and marketing	9,316	11,127	39,011	41,486
Research and development	5,083	6,306	22,998	27,744
General and administrative	5,996	3,248	18,350	17,403
Depreciation and amortization	1,774	2,005	7,426	7,678

Total operating expenses	22,169	22,686	87,785	94,311

Operating loss	(3,018)	(3,331)	(15,135)	(21,307)

Interest income and other, net	7	6	670	24

Loss before income taxes	(3,011)	(3,325)	(14,465)	(21,283)

Income tax provision	53	34	264	217

Net loss	$(3,064)	$(3,359)	$(14,729)	$(21,500)

Net loss per share – basic	$(0.11)	$(0.13)	$(0.55)	$(0.83)

Net loss per share – diluted	$(0.11)	$(0.13)	$(0.55)	$(0.83)

Shares used in per share calculation – basic	27,199	26,017	26,758	25,757

Shares used in per share calculation – diluted	27,199	26,017	26,758	25,757

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, certain state sales tax charges, and a gain on sale of domain name.	$863	$(1,925)	$(2,571)	$(12,077)

Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, certain state sales tax charges, and gain on sale of domain name.

Basic	$0.03	$(0.07)	$(0.10)	$(0.47)
Diluted	$0.03	$(0.07)	$(0.10)	$(0.47)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Calculation of pre-tax non-GAAP income (loss):

GAAP net loss	$(3,064)	$(3,359)	$(14,729)	$(21,500)
Add:
Income tax provision	53	34	264	217
Acquisition-related deferred revenue adjustment	—	—	—	253
Amortization of intangibles	520	559	2,187	2,458
Realignment expense	2,066	—	3,643	—
Reduction of contingent consideration payable	—	(600)	—	(600)
Reduction of certain state sales tax charges	—	(531)	—	(531)
Gain on sale of domain name	—	—	(630)	—
Share-based compensation expense (including related payroll taxes paid by the Company)	1,288	1,972	6,694	7,626

Non-GAAP income (loss) before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, certain state sales tax charges, and a gain on sale of domain name.	$863	$(1,925)	$(2,571)	$(12,077)

Non-GAAP income (loss) per share before income taxes excluding acquisition-related deferred revenue adjustment, realignment expense, share-based compensation, amortization of intangibles, certain state sales tax charges, and gain on sale of domain name.

Basic	$0.03	$(0.07)	$(0.10)	$(0.47)

Diluted	$0.03	$(0.07)	$(0.10)	$(0.47)

Shares used in per share calculations:
Basic	27,199	26,017	26,758	25,757

Diluted	27,335	26,017	26,758	25,757

Detail of Share-based Compensation Expense:
Cost of product revenue	$30	$37	$131	$137
Cost of subscription revenue	28	48	128	189
Cost of service and maintenance revenue	365	245	1,419	1,284
Selling and marketing	12	582	1,308	2,100
Research and development	407	565	1,783	2,044
General and administrative	446	495	1,925	1,872

Total share-based compensation expense	$1,288	$1,972	$6,694	$7,626

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$—	$—	$193
Services and maintenance revenue	—	—	—	60

Total acquisition-related deferred revenue adjustment	$—	$—	$—	$253

Detail of Realignment Expense:
Cost of service and maintenance revenue	$—	$—	$186	$—
Selling and marketing	550	—	1,018	—
Research and development	—	—	790	—
General and administrative	1,516	—	1,649	—

Total realignment expense	$2,066	$—	$3,643	$—

Detail of Reduction of Contingent Consideration Payable
General and administrative	$—	$(600)	$—	$(600)

Detail of Reduction of Certain State Sales Tax Charges
General and administrative	$—	$(531)	$—	$(531)

Detail of Gain on Sale of Domain Name
Interest income and other, net	$—	$—	$(630)	$—

Guidance Software, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Total revenues, as reported	$28,248	$27,960	$108,656	$110,524
Acquisition-related deferred revenue adjustment	—	—	—	253

Total non-GAAP revenues	$28,248	$27,960	$108,656	$110,777

Gross profit, as reported	$19,151	$19,355	$72,650	$73,004
Acquisition-related deferred revenue adjustment	—	—	—	253
Realignment expense	—	—	186	—
Share-based compensation	423	330	1,678	1,610

Gross profit adjustment	423	330	1,864	1,863

Total non-GAAP gross profit	$19,574	$19,685	$74,514	$74,867

Total operating expenses, as reported	$22,169	$22,686	$87,785	$94,311
Amortization of intangibles	(520)	(559)	(2,187)	(2,458)
Reduction of contingent consideration payable	—	600	—	600
Reduction of certain state sales tax charges	—	531	—	531
Realignment expense	(2,066)	—	(3,457)	—
Share-based compensation	(865)	(1,642)	(5,016)	(6,016)

Operating expense adjustment	(3,451)	(1,070)	(10,660)	(7,343)

Total non-GAAP operating expenses	$18,718	$21,616	$77,125	$86,968

Operating loss as reported	$(3,018)	$(3,331)	$(15,135)	$(21,307)
Gross profit adjustment	423	330	1,864	1,863
Operating expense adjustment	3,451	1,070	10,660	7,343

Total non-GAAP operating income (loss)	$856	$(1,931)	$(2,611)	$(12,101)

Net loss as reported	$(3,064)	$(3,359)	$(14,729)	$(21,500)
Gross profit adjustment	423	330	1,864	1,863
Operating expense adjustment	3,451	1,070	10,660	7,343
Income tax provision	53	34	264	217
Gain on sale of domain name	—	—	(630)	—

Total non-GAAP net income (loss)	$863	$(1,925)	$(2,571)	$(12,077)

Net loss per share – diluted, as reported	$(0.11)	$(0.13)	$(0.55)	$(0.83)

Non-GAAP net income (loss) per share – diluted	$0.03	$(0.07)	$(0.10)	$(0.47)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$18,355	$19,919
Restricted cash	153	—
Trade receivables, net	20,255	19,027
Inventory	2,684	1,928
Prepaid expenses and other current assets	5,054	4,148

Total current assets	46,501	45,022

Long-term assets:
Property and equipment, net	14,558	18,464
Intangible assets, net	7,766	9,953
Goodwill	14,632	14,632
Other assets	2,370	1,160

Total long-term assets	39,326	44,209

Total assets	$85,827	$89,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,919	$5,517
Accrued liabilities	8,407	10,148
Capital lease obligations	67	182
Deferred revenues	39,128	37,316

Total current liabilities	53,521	53,163

Long-term liabilities:
Deferred rent	7,661	7,058
Other long-term liabilities	645	158
Deferred revenues	6,232	4,347
Deferred tax liabilities	584	465

Total long-term liabilities	15,122	12,028

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	110,265	102,392
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(81,627)	(66,898)

Total stockholders’ equity	17,184	24,040

Total liabilities and stockholders’ equity	$85,827	$89,231

Guidance Software, Inc.

Unaudited Cash Flow Summary

(in thousands)

	Twelve Months Ended December 31,
	2014	2013
Operating Activities:
Net loss	$(14,729)	$(21,500)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation & amortization	7,426	7,678
Provision for doubtful accounts	—	600
Share-based compensation	6,694	7,626
Contingent consideration payable	—	(600)
Gain on sale of domain name	(630)	—
Deferred taxes	87	78
Loss on disposal of assets	249	184
Changes in operating assets and liabilities:
Restricted cash	(153)	—
Trade receivables	(1,228)	3,931
Inventory	(756)	80
Prepaid expenses and other assets	(1,453)	1,798
Accounts payable	1,296	2,104
Accrued liabilities	(1,138)	2,663
Deferred revenues	3,697	(1,789)

Net cash (used in) provided by operating activities	(638)	2,853

Investing Activities:
Purchase of property and equipment	(1,911)	(13,231)

Net cash used in investing activities	(1,911)	(13,231)

Financing Activities:
Proceeds from the exercise of stock options	1,179	1,729
Common stock repurchased or withheld	—	(2,835)
Principal payments on capital lease and other obligations	(194)	(1,203)

Net cash provided by (used in) financing activities	985	(2,309)

Net decrease in cash and cash equivalents	(1,564)	(12,687)

Cash and cash equivalents, beginning of period	19,919	32,606

Cash and cash equivalents, end of period	$18,355	$19,919